UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2013

DEL MONTE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2013, Dean Nelson and James Kelley resigned as members of the Board of Directors of Del Monte Corporation (the “Company”), as well as members of the board of directors of Blue Acquisition Group, Inc. (“Parent”), which owns all the outstanding common stock of the Company, and as members of the board of managers of Blue Holdings GP, LLC, which acts as the general partner of Blue Holdings I, L.P. (which owns substantially all the outstanding shares of common stock of Parent).

Pursuant to an amended and restated limited liability company agreement (the “LLC Agreement”) among the members of Blue Holdings GP, LLC, affiliates of each of Kohlberg Kravis Roberts & Co. L.P (“KKR”) and Vestar Capital Partners (“Vestar”) have the right to designate three managers of Blue Holdings GP, LLC; affiliates of Centerview Capital, L.P. have the right to designate two managers of Blue Holdings GP, LLC; and affiliates of AlpInvest Partners have the right to designate one manager of Blue Holdings GP, LLC. The LLC Agreement further provides that the members of Blue Holdings GP, LLC will seek to ensure, to the extent permitted by law, that each of the managers of Blue Holdings GP, LLC also is a member of the board of directors of Parent. The membership of the Board of Directors of the Company tracks the membership of the board of directors of Parent.

Mr. Nelson had been designated as a member of the board of managers of Blue Holdings GP, LLC by KKR and accordingly KKR was entitled to designate his replacement. Mr. Kelley had been designated as a member of the board of managers of Blue Holdings GP, LLC by Vestar and accordingly Vestar was entitled to designate his replacement.

KKR designated Sanjay Khosla as a member of the board of managers of Blue Holdings GP, LLC effective May 15, 2013, and Vestar designated Daniel O’Connell as a member of the board of managers of Blue Holdings GP, LLC effective May 15, 2013. Consistent with the LLC Agreement, Blue Holdings I, L.P. elected Messrs. Khosla and O’Connell to the board of directors of Parent and Parent elected Messrs. Khosla and O’Connell to the Board of Directors of the Company, effective May 15, 2013.

Mr. Khosla has significant consumer products experience, most recently serving as Executive Vice President and President, Developing Markets for Mondelez International (formerly part of Kraft Foods) whose products include Cadbury, Trident, Oreo and Tang. Mr. Khosla also held positions at the Fonterra Co-operative Group, Ltd and Unilever PLC. He currently serves on the boards of Best Buy Co., Inc., NIIT Ltd., an IT-enabled education company based in India, and the Goodman Theater in Chicago. As compensation for his services as a director, Mr. Khosla will receive a $50,000 annual retainer payable in cash, or, at his election, in Parent stock. In addition, he will receive, on an annual basis, a grant of restricted shares of Parent stock having an aggregate fair market value, as of the grant date, equal to $100,000, subject to monthly vesting over a twelve-month period. Mr. Khosla will also be given the opportunity to purchase additional shares of Parent stock.

Mr. O’Connell is the CEO and founder of Vestar. Because Mr. O’Connell is affiliated with Vestar, transactions with Vestar, or affiliates of Vestar, may be considered related person transactions. For information regarding such transactions, please see the discussion set forth in “Item 13. Certain Relationships and Related Transactions, and Director Independence” included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and incorporated herein by reference. Mr. O’Connell will not receive any separate compensation from the Company for service on the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL MONTE CORPORATION

By:	/s/ Timothy S. Ernst
Name: Timothy S. Ernst
Title: Secretary

Date: May 17, 2013